Exhibit 99.1

Ultratech Announces Third Quarter 2014 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--October 23, 2014--Ultratech, Inc. (Nasdaq:UTEK) a leading supplier of lithography, laser-processing and inspection systems used to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs), today announced unaudited results for the three-month period ended September 27, 2014.

For the third quarter of fiscal 2014, Ultratech reported net sales of $33.8 million as compared to $29.7 million during the third quarter of fiscal 2013. Ultratech's net loss for the third quarter of 2014 was $6.6 million, or $0.23 per share, as compared to net loss of $7.7 million, or $0.28 per share, for the same quarter last year.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, “As a predominantly logic-focused company, we work with customers that manufacture microprocessor devices that primarily serve the mobile market. During the third quarter we saw unexpected push-outs in the laser annealing area related to the industry’s difficulties with achieving acceptable yields in FinFET devices, which led in part to our lower than expected financial results.”

Mr. Zafiropoulo continued, “We remain confident that the long-term outlook for Ultratech is strong, with our best-in-class solutions for laser spike annealing, advanced packaging, wafer inspection and high-brightness LED solutions, which continue to address the developing needs of the industry.”

At September 27, 2014, Ultratech had $295.0 million in cash, cash equivalents and short-term investments. Working capital was $348.3 million and stockholders' equity was $13.48 per share based on 28, 271,186 total shares outstanding as of September 27, 2014.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, October 23, 2014. To listen to the call, dial 888/539-3612 (toll free) or 719/325-2315 (international) 10 minutes prior to the start time. The passcode is 8268270. A live webcast will also be available on the Investor Relations section of Ultratech’s website at http://ir.ultratech.com. A replay of the call will be available at the same location or by dialing 888/203-1112 and entering access code 8268270.

Safe Harbor

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “anticipates,” “expects,” “remains,” “thinks,” “intends,” “believes,” “estimates,” and similar expressions and include management's current expectation of its longer term prospects for success. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Such risks and uncertainties include the timing and possible delays, deferrals and cancellations of orders by customers; quarterly revenue fluctuations; industry and sector cyclicality, instability and unpredictability; market demand for consumer devices utilizing semiconductors produced by our clients; our ability to manage costs; new product introductions, market acceptance of new products and enhanced versions of our existing products; reliability and technical acceptance of our products; our lengthy sales cycles, and the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; competition and consolidation in the markets we serve; improvements, including in cost and technical features, of competitors’ products; rapid technological change; pricing pressures and product discounts; our ability to collect receivables; customer and product concentration and lack of product revenue diversification; inventory obsolescence; general economic, financial market and political conditions and other factors outside of our control; domestic and international tax policies; cybersecurity threats in the United States and globally that could impact our industry, customers, and technologies; and other factors described in our SEC reports including our Annual Report on Form 10-K filed for the year ended December 31, 2013, and our Quarterly Report on Form 10-Q for the three months ended June 28, 2014. Due to these and other factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

About Ultratech: Ultratech, Inc. (Nasdaq:UTEK) designs, builds and markets manufacturing systems for the global technology industry. Founded in 1979, Ultratech serves three core markets: front-end semiconductor, back-end semiconductor, and nanotechnology. The company is the leading supplier of lithography products for bump packaging of integrated circuits and high-brightness LEDs. Ultratech is also the market leader and pioneer of laser spike anneal technology for the production of advanced semiconductor devices. In addition, the company offers solutions leveraging its proprietary coherent gradient sensing (CGS) technology to the semiconductor wafer inspection market and provides atomic layer deposition (ALD) tools to leading research organizations, including academic and industrial institutions. Visit Ultratech online at: www.ultratech.com.

(UTEK-F)

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Year Ended
	September 27,	September 28,	September 27,	September 28,
(In thousands, except per share amounts)	2014	2013	2014	2013
Total net sales*	$33,841	$29,732	$102,287	$133,244
Cost of sales:
Cost of products sold	16,967	14,953	49,798	59,071
Cost of services	3,231	2,989	9,344	8,813
Total cost of sales	20,198	17,942	59,142	67,884
Gross profit	13,643	11,790	43,145	65,360
Operating expenses:
Research, development and engineering	8,139	8,415	24,528	24,613
Selling, general, and administrative	11,828	12,082	36,212	35,265
Operating income (loss)	(6,324)	(8,707)	(17,595)	5,482
Interest expense	(8)	-	(10)	(48)
Interest and other (expense) income, net	(116)	327	306	298

Income (loss) before income taxes	(6,448)	(8,380)	(17,299)	5,732
Provision (benefit) for income taxes	174	(630)	184	(1,066)

Net income (loss)	$(6,622)	$(7,750)	$(17,483)	$6,798
Earnings per share - basic:
Net income (loss)	$(0.23)	$(0.28)	$(0.62)	$0.24
Number of shares used in per share calculations - basic	28,534	28,079	28,392	27,945
Earnings per share - diluted:
Net income (loss)	$(0.23)	$(0.28)	$(0.62)	$0.24
Number of shares used in per share calculations - diluted	28,534	28,079	28,392	28,733

* Systems sales	$24,808	$21,088	$75,083	$102,377
Parts sales	5,497	5,148	16,191	19,095
Service sales	3,338	3,396	10,715	11,372
License sales	198	100	298	400
Total sales	$33,841	$29,732	$102,287	$133,244

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 27,	December 31,
(In thousands )	2014	2013*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$294,988	$297,035
Accounts receivable	31,673	34,441
Inventories, net	54,598	47,784
Prepaid expenses and other current assets	5,889	5,498
Total current assets	387,148	384,758

Equipment and leasehold improvements, net	21,024	21,811
Intangibles assets, net	14,428	15,735
Other assets	11,044	11,860

Total assets	$433,644	$434,164

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$5,120	$5,120
Accounts payable	15,644	8,914
Deferred product and service income	7,801	6,574
Other current liabilities	10,263	15,095
Total current liabilities	38,828	35,703

Other liabilities	13,854	11,923

Stockholders' equity	380,962	386,538

Total liabilities and stockholders' equity	$433,644	$434,164
* The balance sheet as of December 31, 2013 has been derived from the audited financial statements as of that date.

CONTACT:
Company Contact:
Ultratech, Inc.
Bruce R. Wright, 408-321-8835
Senior Vice President and CFO
or
Investor Relations Contact:
The Blueshirt Group
Suzanne Schmidt, 415-217-4962
suzanne@blueshirtgroup.com
Melanie Solomon, 415-217-4964
melanie@blueshirtgroup.com